                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802


Prospectus Supplement No. 4 dated September 21, 2000 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000 and August 1, 2000


                              E*TRADE Group, Inc.


      $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                      and
    27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes


  The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus is hereby amended to add the following information:

                                                                                          Shares of
                                                      Principal Amount  Percentage of    Common Stock
                                                       of Notes that        Notes        that May Be
Name of Selling Securityholder                          May Be Sold      Outstanding       Sold(1)
------------------------------                        -----------------  --------------   ------------
Banc of America Securities LLC........................      $  238,000        *               10,085
Alta Partners Holdings, LDC...........................      $5,000,000        *              211,865
CIBC World Markets International Arbitrage Corp.......      $5,000,000        *              211,865

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                          Shares of
                                                      Principal Amount  Percentage of    Common Stock
                                                       of Notes that        Notes        that May Be
Name of Selling Securityholder                          May Be Sold      Outstanding       Sold(1)
------------------------------                        -----------------  --------------   ------------
McMahan Securities Co. L.P.                                $   217,000          *              9,195
Other holders of notes or future transferees of
 such holders (3)...................................       $10,416,000         1.6%          441,356